EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Offering Circular-Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-2 (No. 333-37915) of our report dated March 5, 1997 appearing on page F-2 of the Annual Report on Form 10-K of Industrial Holdings, Inc. for the year ended December 31, 1996.



PRICE WATERHOUSE LLP

Houston, Texas
October 13, 1997